SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2014

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2014, Southern Indiana Gas and Electric Company (SIGECO), a wholly owned subsidiary of Vectren Utility Holdings, Inc. (VUHI), a wholly owned subsidiary of Vectren Corporation, refunded through the issuance by the Indiana Finance Authority of $63.6 million of tax-exempt debt initially secured by SIGECO first mortgage bonds to redeem on September 24, 2014 three series of tax-exempt bonds aggregating $63.6 million at a redemption price of par plus accrued interest. The principal terms of the two new series of tax-exempt debt are: (i) $22.3 million sold in a public offering and bear interest at 4% per annum, due September 1, 2044 and (ii) $41.3 million sold in a private placement directly with PNC Bank, National Association at variable rates, due July 1, 2025. A copy of the SIGECO Supplemental Indenture for the $63.6 million in debt being issued to pay the redemption price of the three series of tax-exempt debt being redeemed is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	SIGECO Supplemental Indenture dated as of September 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
September 24, 2014

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibit is filed as part of this Report to the extent described in Item 1.01:

Exhibit Number	Description

4.1	SIGECO Supplemental Indenture dated as of September 1, 2014